EXHIBIT 5

                       Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                          NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100

Arthur H. Aufses III     Richard Marlin                  Sherwin Kamin
Thomas D. Balliett       Thomas E. Molner                Arthur B. Kramer
Jay G. Baris             Thomas H. Moreland              Maurice N. Nessen
Saul E. Burian           Ellen R. Nadler                 Founding Partners
Barry Michael Cass       Gary P. Naftalis                     Counsel
Thomas E. Constance      Michael J. Nassau                    --------
Michael J. Dell          Michael S. Nelson               Martin Balsam
Kenneth H. Eckstein      Jay A. Neveloff                 Joshua M. Berman
Charlotte M. Fischman    Michael S.oberman               Jules Buchwald
David S. Frankel         Paul S. Pearlman                Rudolph De Winter
Marvin E. Frankel        Susan J. Penry-williams         Meyer Eisenberg
Alan R. Friedman         Bruce Rabb                      Arthur D. Emil
Carl Frischling          Allan E. Reznick                Maxwell M. Rabb
Mark J. Headley          Scott S. Rosenblum              James Schreiber
Robert M. Heller         Michele D. Ross                      Counsel
Philip S. Kaufman        Max J. Schwartz                      -------
Peter S. Kolevzon        Mark B. Segall                  M. Frances Buchinsky
Kenneth P. Kopelman      Judith Singer                   Debora K. Grobman
Michael Paul Korotkin    Howard A. Sobel                 Christian S. Herzeca
Kevin B. Leblang         Steven C. Todrys                Pinchas Mendelson
David P. Levin           Jeffrey S. Trachtman            Lynn R. Saidenberg
Ezra G. Levin            D. Grant Vingoe                 Jonathan M. Wagner
Larry M. Loeb            Harold P. Weinberger            Special Counsel
Monica C. Lord           E. Lisk Wyckoff, Jr.                    -------
                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                          WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------

                               December 17, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

               Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to Twinlab Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 400,000 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), to be issued pursuant to the Registrant's 1996 Stock Incentive Plan (the "Plan").

         In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant, and such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

         We have also examined and relied upon representations, statements, or certificates of public officials and officers and representatives of the Registrant.

         Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, following the granting of the options and restricted stock described in the Plan and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

         At December 13, 1996, certain members of, and persons associated with, this firm owned an aggregate of 4,083 shares of Common Stock of the Registrant. Such information is also disclosed in Item 5 of Part II of the Registration Statement.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                        Very truly yours,

                                        /s/ Kramer, Levin, Naftalis & Frankel
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